Exhibit 99.1

Investor Contact: Stewart A. Fisher	Media Contact Information: Nanette Pietroforte
EVP and CFO	FischerHealth, Inc.
(610) 409-2225	(310) 577-7870, ext. 161
stewart.fisher@accellent.com	npietroforte@fischerhealth.com

For Immediate Release

Accellent Corp. Announces Second Quarter Financial Results

Newton, MA. (August 1, 2005) – Accellent Corp., formerly Medical Device Manufacturing, Inc. (the “Company”), a wholly owned subsidiary of Accellent Inc., announced strong results for the three months and six months ended June 30, 2005, reflecting contributions from its acquisition of MedSource Technologies, Inc. on June 30, 2004  and continued strong organic growth.

Second Quarter Financial Results

Net sales for the second quarter of 2005 increased 90% to $114.7 million compared with $60.3 million in the corresponding period of 2004.  The acquisition of MedSource increased net sales by $43.9 million in the second quarter of 2005.  Net income for the second quarter of 2005 was $5.9 million compared to net loss in the corresponding period of 2004 of $4.4 million.  Adjusted EBITDA (1) for the second quarter of 2005 was $25.0 million compared to $11.0 million in the corresponding period of 2004.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Six Months Financial Results

Net sales for the six months ended June 30, 2005 increased 99% to $223.6 million compared with $112.1 million in the corresponding period of 2004.  The acquisition of MedSource increased net sales by $89.8 million for the six months ended June 30, 2005.  Net income for the six months ended June 30, 2005 was $9.1 million compared to net loss in the corresponding period of 2004 of $2.0 million.  Adjusted EBITDA for the six months ended June 30, 2005 was $45.0 million compared to $20.5 million in the corresponding period of 2004.

Pro Forma Financial Results (2)

Second Quarter Pro Forma Financial Results

Net sales for the second quarter of 2005 increased 6% to $114.7 million compared with pro forma net sales of $108.3 million in the corresponding period of 2004, reflecting growth in the Company’s targeted cardiovascular, endoscopic and orthopaedic markets.  The impact of the Company’s facility rationalization program, which included the closing or selling of select facilities, negatively impacted second quarter 2005 net sales growth by approximately 6%.

Adjusted EBITDA for the second quarter of 2005 increased 44% to $25.0 million versus pro forma Adjusted EBITDA of $17.3 million in the corresponding period of 2004.  Adjusted EBITDA margins for the second quarter of 2005 improved to 21.8% from pro forma Adjusted EBITDA margins of 16.0% for the corresponding period of 2004.

Six Months Pro Forma Financial Results

Net sales for the six months ended June 30, 2005 increased 9% to $223.6 million compared with pro forma net sales of $205.9 million in the corresponding period of 2004.  The impact of the Company’s facility rationalization program negatively impacted net sales growth for the first six months of 2005 by approximately 4%.

Adjusted EBITDA for the six months ended June 30, 2005 was $45.0 million compared to pro forma Adjusted EBITDA of $32.5 million in the corresponding period of 2004.

Conference Call

Ron Sparks, President and Chief Executive Officer, and Stew Fisher, Executive Vice President and Chief Financial Officer, will discuss second quarter results in a conference call scheduled for today, Monday August 1st, at 5:00 p.m. (Eastern Time).  The teleconference can be accessed live on the Internet through the media info section of the Company’s website @ www.accellent.com or by calling (888) 396-2356 pass code 56478926.  Please visit the web site or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 27273253.

About Accellent

Accellent Inc, formerly known as UTI Corporation, through its wholly owned subsidiary Accellent Corp., provides fully integrated contract manufacturing and design services to medical device manufacturers in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design & engineering services, precision component fabrication, finished device assembly and complete supply chain management. This enhances customers’ speed to market and return on investment by allowing companies to refocus internal resources more efficiently.  For more information please visit www.accellent.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Corp.

Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2005	Pro Forma June 30, 2004	June 30, 2004
Net Sales	$114,724	$108,292	$60,307
Cost of Sales	77,505	78,534	42,072
Gross Profit	37,219	29,758	18,235
Selling, General & Admin. Expenses	15,823	16,264	8,718
Research & Development Expenses	763	687	591
Restructuring and Other Charges	1,790	1,113	—
Amortization of Intangibles	1,515	1,570	1,225
Income From Operations	17,328	10,124	7,701
Interest Expense, Net	7,776	7,174	8,315
Other Expense (Income)	174	(93)	3,288
Income (Loss) Before Income Taxes	9,378	3,043	(3,902)
Income Tax Expense	3,476	741	534
Net Income (Loss)	$5,902	$2,302	$(4,436)

Accellent Corp.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2005	Pro Forma June 30, 2004	June 30, 2004
Net Income (Loss)	$5,902	$2,302	$(4,436)
Income Tax Expense	3,476	741	534
Interest Expense, net	7,776	7,174	8,315
Depreciation and Amortization	5,211	5,349	2,993
EBITDA (1)	22,365	15,566	7,406

Restructuring and Other Related Charges	1,790	1,361	—
Debt prepayment penalty	—	—	3,295
Inventory step-up	—	196	196
Stock-based compensation	810	201	53
Adjusted EBITDA (1)	$24,965	$17,324	$10,950

Accellent Corp.

Consolidated Statements of Operations

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2005	Pro Forma June 30, 2004	June 30, 2004
Net Sales	$223,597	$205,921	$112,147
Cost of Sales	154,362	148,940	77,658
Gross Profit	69,235	56,981	34,489
Selling, General & Admin. Expenses	30,992	31,799	16,575
Research & Development Expenses	1,428	1,357	1,176
Restructuring and Other Charges	2,640	2,213	—
Amortization of Intangibles	3,089	3,109	2,450
Income From Operations	31,086	18,503	14,288
Interest Expense, Net	15,761	14,348	12,015
Other Expense (Income)	146	(102)	3,265
Income (Loss) Before Income Taxes	15,179	4,257	(992)
Income Tax Expense	6,115	1,300	1,057
Net Income (Loss)	$9,064	$2,957	$(2,049)

Accellent Corp.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2005	Pro Forma June 30, 2004	June 30, 2004
Net Income (Loss)	$9,064	$2,957	$(2,049)
Income Tax Expense	6,115	1,300	1,057
Interest Expense, net	15,761	14,348	12,015
Depreciation and Amortization	10,548	10,983	6,003
EBITDA (1)	41,488	29,588	17,026

Restructuring and Other Related Charges	2,640	2,461	—
Debt prepayment penalty	—	—	3,295
Inventory step-up	—	196	196
Stock-based compensation	874	404	104
Other	(37)	(118)	(118)
Adjusted EBITDA (1)	$44,965	$32,531	$20,503

Accellent Corp.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2005	Dec. 31, 2004

Assets
Current Assets
Cash and Cash Equivalents	$14,956	$16,004
Accounts Receivable, Net	52,944	48,354
Inventories	60,752	58,014
Prepaid Expenses	3,162	3,471
Total Current Assets	131,814	125,843
Property and Equipment, Net	85,826	85,945
Goodwill	282,708	289,461
Intangibles, Net	78,785	81,874
Other Assets	16,506	17,106
Total Assets	$595,639	$600,229

Liabilities and stockholder’s equity
Current Liabilities
Current Portion of Long-Term Debt	$1,950	$1,961
Accounts Payable	19,394	20,447
Accrued Expenses	37,231	50,572
Total Current Liabilities	58,575	72,980
Notes Payable and Long-Term Debt	365,119	366,091
Other Long-Term Liabilities	22,421	23,667
Total Liabilities	446,115	462,738
Redeemable Preferred Stock	—	30
Stockholder’s Equity	149,524	137,461
Total Liabilities and Stockholder’s Equity	$595,639	$600,229

(1)           The Company defines Adjusted EBITDA as EBITDA (net income before net interest expense, income tax expense, depreciation and amortization) plus (i) expenses (minus gains) that we do not consider reflective of our ongoing operations and (ii) certain non-cash compensation charges.  As presented, Adjusted EBITDA adds back restructuring and other related charges, debt prepayment penalties, certain non-cash equity related charges, write-off of inventory step-up related to the MedSource acquisition, gain on sale of property, severance of an Executive Vice President and receipt of previously written-off account receivable acquired as part of the MedSource acquisition.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our performance.  EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider EBITDA and Adjusted EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP.  We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

(2)           We have presented pro forma results of operations for the periods presented because (i) our 2004 historical results do not include operating results for MedSource for the three months and six months ended June 30, 2004, and (ii) our capital structure changed significantly on June 30, 2004 as a result of the MedSource acquisition and related financing and other transactions described below. Accordingly, we believe the pro forma results of operations presented herein are useful in understanding our 2005 operating results. The Company’s pro forma results of operations for the periods presented give effect to the following transactions as if they had occurred on January 1, 2004:  the MedSource acquisition and related payment of MedSource’s then existing debt; the payment of the Company’s previous senior secured credit facility and senior subordinated indebtedness and Accellent Inc.’s previous senior indebtedness; the borrowings under our new senior secured credit facility; and the issuance of the Company’s $175 million principal amount 10% senior subordinated notes due 2012.  Such information is presented for comparative purposes only and does not purport to represent what our results of operations would actually have been had these transactions occurred on the date indicated or to project our results of operations for any future period or date. The basis for the Company’s pro forma results is detailed in our registration statement on Form S-4, as amended, filed with the Securities and Exchange Commission (Commission File No. 333-122619) on February 8, 2005.